UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2009

BRUKER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road Billerica, MA 01821 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.02                                             Results of Operations and Financial Condition.

On January 14, 2009, Bruker Corporation (the “Company”) will participate in the 27th Annual J.P. Morgan Healthcare Conference in San Francisco, California.  The presentation materials, a copy of which are attached hereto as Exhibit 99.1, on slide 12 contain previously non-public information relating to (i) preliminary, unaudited revenue estimates, (ii) further net debt reduction, and (iii) qualitative comments on order bookings in the recently completed fourth quarter of fiscal 2008.

The information in this Current Report on Form 8-K, including exhibits attached hereto and the information under Item 7.01 below, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

Item 7.01                                             Regulation FD Disclosure.

The information set forth in Item 2.02 is incorporated herein in its entirety. The slides that will accompany Company management’s presentation at the above-referenced conference, attached to this Current Report on Form 8-K as Exhibit 99.1, are also posted on the Company’s investor relations website at http://www.bruker.com.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1	January 14, 2009 Presentation at the 27th Annual J.P. Morgan Healthcare Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: January 14 , 2009	By:
/s/ Frank H. Laukien
Frank H. Laukien, Ph.D.
Chief Executive Officer and President